SETTLEMENT AND RELEASE AGREEMENT

THOMAS HEMINGWAY

and

OXFORD MEDIA, INC.

EFFECTIVE DATE:
16 MAY 2006

SETTLEMENT AND RELEASE AGREEMENT

I

PARTIES

THIS SETTLEMENT AND RELEASE AGREEMENT (the “Agreement”) is entered into effective as of the 16th day of May, 2006 (the “Effective Date”), by and between THOMAS HEMINGWAY, an individual residing in the State of California (“Hemingway”); and, OXFORD MEDIA, INC., a Nevada corporation (“OXMI”). Hemingway and OXMI are sometimes referred to collectively herein as the “Parties”, and each individually as a “Party”.

II

RECITALS

A.  Hemingway was employed by OXMI pursuant the terms and conditions of an employment agreement with an effective date of 01 October 2005 (the “Employment Agreement”).

B.  In addition to rendering services pursuant to the Employment Agreement, Hemingway also serves as Chairman of the Board of OXMI as of the Effective Date.

C.  The Parties mutually desire to terminate Hemingway’s employment relationship with OXMI and have Hemingway resign his position as Chairman of OXMI, without dispute, effective as of the Effective Date of this Agreement. The Parties agree to do so based upon the terms and conditions of this Agreement, including but not limited to the mutual promises and assurances of each Party that neither will assert any claims of any kind against each other, whether arising out of (i) Hemingway’s employment with OXMI; or, (ii) any other relationship or claim of right whatsoever arising out of or any manner or form related to the relationship between the Parties, in exchange for the valid consideration to be transferred between each other.

D.  This Agreement is to specifically encompass all of the claims and related factual and legal circumstances noted above (collectively referred to as the “Disputes”). As such, it is the intent of the Parties that their respective rights and obligations to each other from this day forward shall be determined exclusively under the terms of this Agreement, and that this Agreement supercedes, amends, and restates any other agreements of any kind between the Parties.

E.  All Parties are desirous of settling the Disputes and releasing each other from all future liability.

F.  NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

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III

RELEASE

3.1  Exchange. In consideration of the execution of this Agreement, the stock issuance described below to be made by OXMI to Hemingway, the satisfaction of the obligations of each of the respective Parties hereunder, and other good and valuable consideration, the receipt and value of which is hereby confirmed, Hemingway and his successors and assigns and any and all controlled or affiliated entities (including but not limited to Redwood Investment Group, LLC) on the one hand (the “Hemingway Parties”), and OXMI and its controlled entities on the other hand (the “OXMI Parties”), shall hereby fully, finally, and forever settle and release each other from any and all claims, losses, fines, penalties, damages, demands, judgments, debts, obligations, interests, liabilities, causes of action, breaches of duty, costs, expenses, judgments and injunctions of any nature whatsoever, whether known or unknown, from all relationships between the Parties, specifically including, but not limited to, the Disputes (cumulatively referred to as the “Released Claims”).

3.2  Complete Release and Hold Harmless. Each of the Hemingway Parties and the OXMI Parties, for himself, itself, their heirs, executors, administrators, successors, and assigns, hereby agree to release, discharge and hold harmless each other and their managers, officers, members, directors, affiliates, attorneys, and each of their successors and assigns from any and all known and unknown claims of every nature and kind whatsoever which they now or hereafter may have with respect to each other and/or the Disputes, notwithstanding Section 1542 of the California Civil Code, which provides that:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

All rights under §1542 of the California Civil Code are hereto expressly, fully, knowingly and intentionally forever waived and relinquished by the Parties. All Parties hereby acknowledge that each understands the significance and consequences of such specific waiver under §1542 of the California Civil Code, and that each has had the opportunity to seek the advice of legal counsel of their choosing.

3.3  Scope of Hemingway’s Release. Hemingway further expressly understands that the rights being waived hereunder specifically include, but are not limited to, any and all claims under (as any of the same may be amended from time to time) Title VII of the Civil Rights Act of 1964; Sections 1981 and 1983 of the Civil Rights Act of 1866; Equal Pay Act; Americans with Disabilities Act; Age Discrimination in Employment Act; Employee Retirement Income Security Act; Fair Labor Standards Act; all claims of discrimination or harassment on account of race, sex, sexual orientation, national origin, religion, disability, age, veteran’s status, or any other protected status under any federal or state statute; any federal, state or local law enforcing express or implied employment contracts or covenants of good faith and fair dealing; any federal, state or local laws providing recourse for alleged wrongful discharge or constructive discharge; together with any claim under any other local, state or federal law or constitution governing employment, discrimination or harassment in employment, or the payment of wages or benefits, whether or not now known, suspected or claimed, which Hemingway ever had, now has, or may claim to have as of the date of this Agreement.

3.4  After Acquired Information. The Parties acknowledge that they may hereafter discover information, facts, or circumstances different from or in addition to those which they now know or believe to be true. Except as otherwise provided herein to the contrary, this Agreement shall remain in full force and effect in all respects notwithstanding such discovery, and the Parties expressly accept and assume the risk of such possible additions to or differences from those facts now known or believed to be true.

3.5  No Prior Assignment of Released Claims. The Parties hereby covenant that none of the Released Claims has been assigned to any other person, and that no other person has any interest in any of the Released Claims. In the event any other person asserts any interest with respect to the Released Claims, then the Party breaching this covenant shall indemnify the Party against whom such claim is asserted for any and all damages, costs, and fees.

3.6  Specific Exclusion. It is expressly understood that the release contained in this Agreement does not encompass the promises and obligations of the Parties under this Agreement, specifically including but not limited to the provisions of Article V, below. This Agreement also does not contemplate or include within the release hereunder post-Effective Date intentionally willful, tortious, or criminal acts of either Party, such acts being expressly excluded from this Agreement.

3.7  No Admission of Liability. Notwithstanding the terms and conditions of this Agreement, execution hereof shall in no manner or form constitute the admission of liability or responsibility of either Party in respect to the Disputes.

IV

EMPLOYMENT RELATIONSHIP

4.1  Voluntary Termination. The Parties hereby agree that Hemingway has voluntarily terminated his employment with OXMI, and that his last day of employment by and with OXMI shall be deemed to be the Effective Date. The Employment Agreement shall be deemed to be terminated as of the Effective Date.

4.2  Resignation of Positions. As of the Effective Date and as additional consideration hereunder, Hemingway shall voluntarily resign any and all positions as an officer, director, and employee he may hold in and with OXMI and in and with any and all of the OXMI Parties.

4.3  Medical Insurance. Group medical plan coverage of Hemingway, if applicable, will cease unless Hemingway makes a proper election to continue such coverage under COBRA. All such coverage will be solely at the expense of Hemingway and subject to the terms and conditions of the documents governing the medical plan. It is the sole responsibility of Hemingway to comply with said terms and conditions, and OXMI will have no liability for the failure of Hemingway to acquire COBRA coverage.

4.4  Offsets and Express Waiver of All Other Amounts. The Parties hereby disagree over the amount, if any, (i) which the OXMI Parties may owe to Hemingway for accrued vacation, accrued wages, and similar items; and (ii) which Hemingway may owe to the OXMI Parties for advances and other amounts. The Parties hereby agree to cancel and eliminate all such amounts. As such, (i) Hemingway hereby acknowledges that he is not entitled to receive, and will not claim, any further consideration, compensation, payments, reimbursements, damages, rights, benefits, or distributions of any kind (specifically including but not limited to wages, sick leave, and vacation time) from the OXMI Parties, other than as expressly set forth in this Agreement; and, (ii) OXMI hereby acknowledges that it the OXMI Parties are not entitled to receive, and will not claim, any further payment of any kind from Hemingway, other than as expressly set forth in this Agreement.

V

STOCK ISSUANCE PROVISIONS

5.1  Issuance of Settlement Shares. As soon as practicable after the Effective Date and upon the filing of the Form S-8, as required below, OXMI shall issue to Hemingway three hundred ninety three thousand three hundred three (393,333) shares of the common stock of OXMI (the “Settlement Shares”), subject to the following additional terms and conditions:

(a)  Three hundred thirty three thousand three hundred thirty three (333,333) shares of the Settlement Shares (the “Free Trading Shares”) shall be registered on a duly prepared Form S-8, to be filed by OXMI with the Securities and Exchange Commission no later than three (3) days after the Effective Date.

(b)  Upon filing of the Form S-8, the Free Trading Shares shall be “free trading, as that term is commonly defined.

(c)  The Free Trading Shares shall be subject to “lock up”, as that term in commonly defined in a securities context, with Hemingway not being able to sell the Free Trading Shares during the first thirty (30) days after the Effective Date. Thereafter, during the next one hundred fifty (150) days, Hemingway shall not sell during any thirty (30) day period a total of Free Trading Shares in excess of the lesser of (i) the maximum amount permitted under applicable rules and regulations of the Securities and Exchange Commission; or, (ii) sixty six thousand six hundred sixty six (66,666) shares of the Free Trading Shares.

5.2  Issuance of Employment Shares . As soon as practicable after the Effective Date, OXMI shall issue to Hemingway the one hundred thousand (100,000) shares of the common stock of OXMI (the “Employment Shares”) to which Hemingway was entitled to receive as of 01 March 2006 under the Employment Agreement, subject to the following additional terms and conditions:

(a)  The Employment Shares shall be issued as“restricted shares” under Rule 144 of the Securities Act of 1933.

(b)  The Employment Shares are the only shares of stock of OXMI which Hemingway shall receive the Employment Agreement and he is not entitled to any other or additional stock of any kind under the Employment Agreement.

(c)  The certificate representing the Employment Shares shall have endorsed thereon the following legend, in addition to any other legend(s) required under applicable law:

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”) and are “restricted securities” as defined in Rule 144 under the Act. These shares may not be offered, sold, pledged, hypothecated or otherwise disposed of or transferred in any manner absent either (i) registration under the act and under applicable state securities laws, or (ii) an exemption from registration under the act and applicable state securities laws is available in connection with such offer, sale or disposition, or (iii) an opinion of counsel satisfactory to the issuer and its counsel (such satisfaction being in the form and substance of the opinion as well as the counsel rendering the opinion) that registration thereunder is not required.

5.3  General Stock Provisions. The following provisions shall apply to the Settlement Shares and the Employment Shares (collectively, the “Issued Shares”):

(a)  The Issued Shares will be free and clear of all liens and encumbrances, and OXMI confirms that it has full and unrestricted power to issue and deliver the Issued Shares pursuant to the provisions of this Agreement.

(b)  The Issued Shares are being acquired by Hemingway for Hemingway’s own personal account, for investment purposes only, and not with a view to the distribution, resale, or other disposition thereof.

(c)  Hemingway is an “accredited investor”, as that term is defined under Rule 501(a) of Regulation D under the Securities Act of 1933, and Hemingway shall execute and deliver all documentation prepared and reasonably requested by OXMI in order to confirm Hemingway’s status as an accredited investor.

(d)  Each time Hemingway seeks to sell a block of at least twenty five thousand (25,000) of the Issued Shares, Hemingway shall provide OXMI with a written notice and a right of first refusal to acquire the subject shares. The right of first refusal may exercised by OXMI within one (1) business day of Hemingway’s notice by providing written notice to Hemingway.

5.4  Agreement Not to Short. Hemingway hereby agrees that at no time after the Effective Date shall he “short” any stock of OXMI, as that term is commonly defined in a securities context.

5.5  Tax Reporting. The Parties agree that the Issued Shares shall be treated as additional income to Hemingway and OXMI shall report said issuance to all applicable taxing agencies on the appropriate forms. The Parties further agree that for all purposes the Settlement Shares shall be valued at Five Hundred Ninety Thousand Dollars ($590,000) as of the Effective Date and at the time of the issuance of the Free Trading Shares.

VI

CONFIDENTIALITY AND BUSINESS RELATED PROVISIONS

6.1  Agreement as Confidential. The Parties shall keep the existence and terms and conditions of this Agreement completely and strictly confidential and shall not disclose same to any other person, except as follows:

(a)  To comply with the applicable rules and regulations of the Securities and Exchange Commission;

(b)  As part of the press release issued pursuant to Section 6.7, below;

(c)  To comply with applicable law or legal process, or upon order of any court of competent jurisdiction, in any action in which either of the Parties is a party, or either Party is subpoenaed as a witness, to agencies, individuals, or entities to whom the subpoena requires disclosure, including, but not limited to, state or federal employment or taxing entities, provided that in the event of any such required disclosure the Party subject to such requirement will advise the other Party in advance of any such disclosure to allow such other Party to seek appropriate relief.

(d)  To such Party’s tax or financial advisors, attorneys and, in the case of Hemingway, to his spouse, on the further condition that the disclosing Party advise such individuals in advance of disclosure that the existence and terms and conditions of the Agreement are strictly confidential and any such party expressly agrees for the benefit of the other Party to keep the terms and conditions strictly confidential;

(e)  To remedy a breach of any term or condition herein.

6.2  Non-Disclosure of Business Information. Hemingway shall not at any time, either directly or indirectly use, divulge, disclose or communicate to any person, firm, or corporation, in any manner whatsoever, any confidential information concerning any matters affecting or relating to the business of OXMI, including, but not limited to, the names, buying habits, or practices of any of its customers, its’ marketing methods and related data, the names of any of its vendors or suppliers, costs of materials, the prices it obtains or has obtained or at which it sells or has sold its products or services, manufacturing and sales, costs, lists or other written records used in OXMI’s business, compensation paid to employees and other terms of employment, or any other confidential information of, about or concerning the business of OXMI, its manner of operation, or other confidential data of any kind, nature, or description. The Parties hereby stipulate that as between them, the foregoing matters are important, material, and confidential trade secrets and affect the successful conduct of the OXMI’s business and its goodwill, and that any breach of any term of this paragraph is a material breach of this Agreement.

6.3  Non-Solicitation of Employees. During and continuing for a period of three (3) years after the Effective Date of this Agreement, Hemingway shall not, directly or indirectly, cause or induce, or attempt to cause or induce, any employee of OXMI to terminate his or her employment with OXMI, as such employment exists at any time following the Effective Date.

6.4  Non-Solicitation of Business. During and continuing for a period of three (3) years after the Effective Date of this Agreement, Hemingway shall not (i) solicit business from any customer of OXMI, to the extent such business relates to a product or service competitive with an OXMI product or service, or (ii) otherwise attempt to induce any such customer of OXMI to cease doing business with, or to decrease the amount of business such customer does with, OXMI.

6.5  Return of Materials. Upon execution of this Agreement Hemingway shall promptly deliver to OXMI all equipment, notebooks, documents, memoranda, reports, files, samples, books, correspondence, lists, computer disks and data bases, computer programs and reports, computer software, and all other written, graphic and computer generated or stored records relating to the business of OXMI which are or have been in the possession or under the control of Hemingway.

6.6  No Disparaging Remarks.

6.6.1.  By Hemingway. Hemingway agrees that he shall not make, or cause to be made, any statement or communicate any information (whether oral or written) that disparages or reflects negatively on OXMI or any of its executive management team. Nothing herein shall preclude Employee from complying with a subpoena or other lawful process.

6.6.2.  By OXMI. OXMI agrees that it shall not make, or cause to be made, any statement or communicate any information (whether oral or written) that disparages or reflects negatively on Hemingway. OXMI shall further exercise its best efforts to ensure that none of its executive management team makes, or causes to be made, any statement or communicates any information (whether oral or written) that disparages or reflects negatively on Hemingway. It shall not be a violation of this Section 6.6 if an employee or independent contractor of OXMI disparages Hemingway or interferes with the efforts of Hemingway to obtain subsequent employment outside the scope of his or her employment or without the authority of OXMI, and OXMI shall have no liability for such unauthorized acts. Nothing herein shall preclude OXMI from complying with a subpoena or other lawful process.

6.7  Press Release. The Parties hereby agree that OXMI may issue the press release attached hereto as Exhibit 6.7 as soon as practicable after the Effective Date. The press release shall contain an affirmation by Hemingway of his continued support for the business of OXMI and its management team.

6.8  Forwarding of E-Mail. For a period of one hundred eighty (180) days from the Effective Date OXMI shall ensure that all E-Mails coming to Hemingway or to Detra Hemingway on either of their respective oxfordmediacorp.com or oxfordmediainc.com E-Mail accounts shall be forwarded to that E-Mail account designated by Hemingway, as changed from time-to-time in the sole discretion of Hemingway.

6.9  Retention of Computer Equipment. Subject to the requirements of Section 6.5, above, Hemingway shall retain ownership of the OXMI computer equipment currently in his possession.

6.10   Personal Items. As soon as practicable after the Effective Date and at a time and date reasonably acceptable to all Parties, Hemingway shall be allowed to retrieve all of his personal possession from his office.

6.11   Financing Transactions. At the Effective Date Hemingway shall disclose to OXMI the names and pertinent contact information for all funding sources with whom he has contacted or been speaking in regard to a potential investment in or financing transaction with OXMI. Upon reasonable request, Hemingway shall render reasonable support and assistance, at no further cost, to enable OXMI to obtain an investment or financing transaction.

VII

ADDITIONAL REPRESENTATIONS AND OBLIGATIONS

7.1  Independent Legal Counsel. The Parties to this Agreement warrant, represent, and agree that in executing this Agreement, they do so with full knowledge of the rights each may have with respect to the other Party, and that each has received, or has had the opportunity to receive, independent legal advice as to these rights. Each of the Parties has executed this Agreement with full knowledge of these rights, and under no fraud, duress, or undue influence.

7.2  Disclosure and Waiver of Conflicts. In connection with the preparation of this Agreement, each of the Parties hereby acknowledge and agree that: (i) SPECTRUM LAW GROUP, LLP, the law firm that prepared this Agreement (“Spectrum”) acted as legal counsel to OXMI; (ii) Hemingway has advised by Spectrum that the interests of Hemingway may be opposed to the interests of OXMI, and, accordingly, Spectrum’s representation of OXMI may not be in the best interests of Hemingway; and, (iii) Hemingway has been advised by Spectrum to retain separate legal counsel. Notwithstanding the foregoing, Hemingway expressly (i) desires that Spectrum represent OXMI; (ii) acknowledges that he has been advised to retain separate counsel, and as to any issues as to which he has not done so, has waived his right to do so; and, (iii) forever waives any claim that Spectrum’s representation and continued representation of OXMI constitutes a conflict of interest.

7.3  Execution and Effect of Agreement.

7.3.1.  By OXMI. OXMI hereby warrants and represents to Hemingway the following:

(a)  It has the requisite power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder. All proceedings have been taken and all authorizations have been secured which are necessary to authorize the execution, delivery, and performance by OXMI of this Agreement. This Agreement has been duly and validly executed and delivered by OXMI and constitutes the valid and binding obligations of OXMI, enforceable in accordance with the respective terms.

(b)  The consummation by OXMI of the transactions herein contemplated, including the execution, delivery and consummation of this Agreement, will not violate (i) any judgment, statute, law, code, act, order, writ, rule, ordinance, regulation, governmental consent or governmental requirement, or determination or decree of any arbitrator, court, or other governmental agency or administrative body, which now or at any time hereafter may be applicable to and enforceable against the relevant party, work, or activity in question or any part thereof (collectively, “Requirement of Law”) applicable to or binding upon OXMI; (ii) the terms of the Certificate of Incorporation or Bylaws of OXMI; or, (iii) any material agreement, contract, mortgage, indenture, bond, bill, note, or other material instrument or writing binding upon OXMI or to which OXMI is subject.

7.3.2.  By Hemingway. Hemingway hereby warrants and represents to OXMI the following:

(a)  He has the requisite power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder. All proceedings have been taken and all authorizations have been secured which are necessary to authorize the execution, delivery, and performance by Hemingway of this Agreement. This Agreement has been duly and validly executed and delivered by Hemingway and constitutes the valid and binding obligations of Hemingway, enforceable in accordance with the respective terms.

(b)  The consummation by Hemingway of the transactions herein contemplated, including the execution, delivery, and consummation of this Agreement, will not violate any Requirement of Law applicable to or binding upon Hemingway.

VIII

NOTICES

All notices, requests, demands and other communications required or permitted to be given hereunder shall be effected pursuant to Section 9.13, below, as follows:

If to OXMI:	With a copy to:
Mr. David L. Parker	Keith A. Rosenbaum, Esq.
OXFORD MEDIA, INC.	SPECTRUM LAW GROUP, LLP
One Technology Drive	1900 Main Street
Building H	Suite 125
Irvine, California 92618	Irvine, California 92614

If to Hemingway:
Mr. Thomas Hemingway

IX

ADDITIONAL PROVISIONS

9.1  Executed Counterparts. This Agreement may be executed in any number of original, fax, electronic, or copied counterparts, and all counterparts shall be considered together as one agreement. A faxed, electronic, or copied counterpart shall have the same force and effect as an original signed counterpart. Each of the Parties hereby expressly forever waives any and all rights to raise the use of a fax machine or E-Mail to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or E-Mail, as a defense to the formation of a contract.

9.2  Successors and Assigns. Except as expressly provided in this Agreement, each and all of the covenants, terms, provisions, conditions and agreements herein contained shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties hereto.

9.3  Article and Section Headings. The article and section headings used in this Agreement are inserted for convenience and identification only and are not to be used in any manner to interpret this Agreement.

9.4  Severability. Each and every provision of this Agreement is severable and independent of any other term or provision of this Agreement. If any term or provision hereof is held void or invalid for any reason by a court of competent jurisdiction, such invalidity shall not affect the remainder of this Agreement.

9.5  Governing Law. This Agreement shall be governed by the laws of the State of California, without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. If any court action is necessary to enforce the terms and conditions of this Agreement, the Parties hereby agree that the Superior Court of California, County of Orange, shall be the sole jurisdiction and venue for the bringing of such action.

9.6  Entire Agreement. This Agreement, and all references, documents, or instruments referred to herein, contains the entire agreement and understanding of the Parties hereto in respect to the subject matter contained herein. The Parties have expressly not relied upon any promises, representations, warranties, agreements, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes any and all prior written or oral agreements, understandings, and negotiations between the Parties with respect to the subject matter contained herein.

9.7  Additional Documentation. The Parties hereto agree to execute, acknowledge, and cause to be filed and recorded, if necessary, any and all documents, amendments, notices, and certificates which may be necessary or convenient under the laws of the State of California.

9.8  Attorney’s Fees. If any legal action (including arbitration) is necessary to enforce the terms and conditions of this Agreement, the prevailing Party shall be entitled to costs and reasonable attorney’s fees.

9.9  Amendment. This Agreement may be amended or modified only by a writing signed by all Parties.

9.10   Remedies.

9.10.1.  Specific Performance. The Parties hereby declare that it is impossible to measure in money the damages which will result from a failure to perform any of the obligations under this Agreement. Therefore, each Party waives the claim or defense that an adequate remedy at law exists in any action or proceeding brought to enforce the provisions hereof.

9.10.2.  Cumulative. The remedies of the Parties under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

9.11    Waiver. No failure by any Party to insist on the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy on a breach shall constitute a waiver of any such breach or of any other covenant, duty, agreement, or condition.

9.12    Assignability. This Agreement is not assignable by either Party without the expressed written consent of all Parties.

9.13   Notices. All notices, requests and demands hereunder shall be in writing and delivered by hand, by facsimile transmission, by mail, by telegram or by recognized commercial over-night delivery service (such as Federal Express, UPS or DHL), and shall be deemed given (a) if by hand delivery, upon such delivery; (b) if by facsimile transmission, upon telephone confirmation of receipt of same; (c) if by mail, forty-eight (48) hours after deposit in the United States mail, first class, registered or certified mail, postage prepaid; (d) if by telegram, upon telephone confirmation of receipt of same; or, (e) if by recognized commercial over-night delivery service, upon such delivery.

9.14   Time. All Parties agree that time is of the essence as to this Agreement.

9.15   Agreement to Arbitrate. The Parties agree to cooperate and meet in order to resolve any disputes or controversies arising under this Agreement. Should they be unable to do so, then either may elect arbitration under the rules of the American Arbitration Association, and both Parties are obligated to proceed thereunder. Arbitration shall proceed in Orange County, and the Parties agree to be bound by the arbitrator’s award, which shall be a final judgment and may be filed in the Superior Court of California, County of Orange. The Parties consent to the jurisdiction of California Courts for enforcement of this Agreement, and in particular this Section 9.16 and the determination and award by arbitration. The prevailing Party shall be entitled to reimbursement for his attorney’s fees and all costs associated with arbitration. In any arbitration proceeding conducted pursuant to the provisions of this Section, both Parties shall have the right to conduct discovery, to call witnesses and to cross-examine the opposing Party’s witnesses, either through legal counsel, expert witnesses or both, and the provisions of the California Code of Civil Procedure (Right to Discovery; Procedure and Enforcement) are hereby incorporated into this Agreement by this reference and made a part hereof.

9.16   Waiver of Trial. IN ACCORDANCE WITH THE AGREEMENT OF THE PARTIES TO ARBITRATE ALL DISPUTES PURSUANT TO SECTION 9.15, ABOVE, EACH PARTY HEREBY WAIVES TRIAL IN ANY ACTION, PROCEEDING OR COUNTER CLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN. THE PROVISIONS OF THIS SECTION 9.16 HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 9.16 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

9.17   Provision Not Construed Against Party Drafting Agreement. This Agreement is the result of negotiations by and between the Parties, and each Party has had the opportunity to be represented by independent legal counsel of its choice. This Agreement is the product of the work and efforts of all Parties, and shall be deemed to have been drafted by all Parties. In the event of a dispute, no Party hereto shall be entitled to claim that any provision should be construed against any other Party by reason of the fact that it was drafted by one particular Party.

9.18   Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof as if set out in full herein.

9.19   Recitals. The facts recited in Article II, above, are hereby conclusively presumed to be true as between and affecting the Parties.

9.20  No Third Party Beneficiaries. This Agreement has been entered into solely by and between Hemingway and OXMI. Other than the OXMI Parties and the Hemingway Parties, there is no intent by either Party to create or establish a third party beneficiary to this Agreement, and no such third party shall have any right to enforce any right, claim, or cause of action created or established under this Agreement.

9.21   Best Efforts. The Parties shall use and exercise their best efforts, taking all reasonable, ordinary and necessary measures to ensure an orderly and smooth relationship under this Agreement, and further agree to work together and negotiate in good faith to resolve any differences or problems which may arise in the future.

9.22   Definitional Provisions. For purposes of this Agreement, (i) those words, names, or terms which are specifically defined herein shall have the meaning specifically ascribed to them; (ii) wherever from the context it appears appropriate, each term stated either in the singular or plural shall include the singular and plural; (iii) wherever from the context it appears appropriate, the masculine, feminine, or neuter gender, shall each include the others; (iv) the words “hereof”, “herein”, “hereunder”, and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement; (v) all references to designated “Articles”, “Sections”, and to other subdivisions are to the designated Articles, Sections, and other subdivisions of this Agreement as originally executed; (vi) all references to “Dollars” or “$” shall be construed as being United States dollars; (vii) the term “including” is not limiting and means “including without limitation”; and, (viii) all references to all statutes, statutory provisions, regulations, or similar administrative provisions shall be construed as a reference to such statute, statutory provision, regulation, or similar administrative provision as in force at the date of this Agreement and as may be subsequently amended.

X

EXECUTION

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties, and shall be effective as of and on the Effective Date set forth in Article I, above.

THE PARTIES HAVE CAREFULLY READ THIS ENTIRE AGREEMENT. ITS CONTENTS AND THE RELEASE CONTAINED HEREIN HAVE BEEN FULLY EXPLAINED TO THEM BY THEIR ATTORNEYS, OR THEY HAVE VOLUNTARILY ELECTED NOT TO SEEK THE ADVICE OF AN ATTORNEY. THE PARTIES FULLY UNDERSTAND THE FINAL AND BINDING EFFECT OF THIS AGREEMENT. THE ONLY PROMISES OR REPRESENTATIONS MADE TO EACH OF THE PARTIES ABOUT THIS AGREEMENT, OR TO INDUCE THEM TO SIGN THIS AGREEMENT, ARE CONTAINED IN THIS AGREEMENT. THE PARTIES ARE SIGNING THIS AGREEMENT KNOWINGLY AND VOLUNTARILY.

HEMINGWAY:	OXMI:

OXFORD MEDIA, INC.,
a California corporation
/s/ Thomas Hemingway
THOMAS HEMINGWAY

DATED: 05-16-2006	BY: /s/ David L. Parker

NAME: DAVID L. PARKER

TITLE: Vice Chairman

DATED: 05-16-2006